Exhibit 99.2

                          TECHNOLOGY SHARING AGREEMENT

         THIS TECHNOLOGY SHARING AGREEMENT is made and entered into on this 23rd day of DECEMBER 1997, by and among PHARMAKINETICS LABORATORIES, INC. a corporation organized under the laws of the state of Maryland
("PharmaKinetics"), CEPHAC S.A., a company organized under the laws of France ("Cephac"), and ASTER (bullet) CEPHAC S.A., a company organized under the laws of France ("Aster (bullet) Cephac").

                                    RECITALS

         A. PharmaKinetics, Aster (bullet) Cephac S.A, the owner of all of the outstanding shares of Cephac and CAI Advisors & Co. ("CAI"), are parties to a Preferred Stock and Warrant Purchase Agreement dated December 4, 1997 (the"Purchase Agreement") pursuant to which CAI and Aster (bullet) Cephac (or their permitted assigns) will purchase an aggregate of 833,300 shares of PharmaKinetics Class A Convertible Preferred Stock convertible into 8,333,000 shares of PharmaKinetics Common Stock, par value $.001 per share (the "Shares"), and warrants to purchase an aggregate of 6,250,000 shares of PharmaKinetics Common Stock with an exercise price of $1.20 per share (the "Warrants").

         B. The execution of this Agreement is a condition precedent to the obligations of PharmaKinetics, Aster (bullet) Cephac, and CAI under the Purchase Agreement to consummate the purchase and sale of the Shares and the Warrants.

         C. PharmaKinetics and Cephac wish to facilitate the productive exchange of methods for bioanalytical testing, technology and technical capabilities.

         NOW, THEREFORE, in consideration of Purchase Agreement and the conditions and agreements hereinafter set forth, the parties agree as follows:

SECTION 1         EXCHANGE OF METHODS FOR BIOANALYTICAL TESTING.

         1.1 Methods Exchanged. Cephac shall provide to PharmaKinetics the methods for bioanalytical testing developed by Cephac set forth on Schedule 1.1A and PharmaKinetics shall provide to Cephac the methods for bioanalytical testing developed by PharmaKinetics set forth on Schedule 1.1B. Any method for bioanalytical testing provided hereunder shall remain the property of the party providing such method. Nothing herein shall be deemed to give the party to whom a method is provided hereunder any right to transfer, assign, license or otherwise provide such method to any third party, except with the prior written consent of the party providing the method.

         1.2 Procedures for Exchange. The two methods first set forth on each of
Schedule 1.1A and 1.1B will be the two methods first exchanged by PharmaKinetics and Cephac. The exchange of these methods will be used to develop procedures for exchange of the other methods and to evaluate the difficulty of transferring the other methods. PharmaKinetics and Cephac shall use their best efforts to


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(i) develop procedures to validate the methods, (ii) develop procedures for transferring standard operating procedures related to the methods, (iii) provide personnel knowledgeable with the methods and standard operating procedures to assist in their transfer, and (iv) take such other actions as may be required to transfer the methods and standard operating procedures. Each party shall bear the cost of (i) travel expenses of its employees who are sent to the other party's facilities and (ii) housing and living expenses of the other party's employees who are visiting its facilities.

         1.3 Fees. Each party shall pay to the other party a fee (the "Fee") based upon the net revenues generated by services provided by such party that utilize a method of bioanalytical testing provided by the other party pursuant to Section 1.1. (the "Net Revenues"). The initial Fee with respect to each method provided shall be 2% of Net Revenues. Fees accruing during each calendar quarter shall be due and payable within 30 days after the end of each such calendar quarter. For each calendar quarter while this Agreement is in effect, PharmaKinetics and Cephac shall evaluate the fairness and appropriateness of the Fee with respect to each method of bioanalytical testing provided pursuant to
Section 1.1, and shall by mutual agreement fix the Fee payable by each party during such calendar quarter. In the absence of agreement relating to a Fee or Fees for a particular calendar quarter, the Fee or Fees agreed upon for the prior quarter shall continue to be applicable.

SECTION 2         EXCHANGE OF OTHER METHODS AND TECHNOLOGY.

         2.1 Exchange of Other Methods for Bioanalytical Testing. If the exchange of methods for bioanalytical testing set forth on Schedules 1.1A and 1.1B is successful (or if PharmaKinetics and Cephac are unable to exchange any such method), PharmaKinetics and Cephac shall cooperate with each other to explore the possibility of exchanging additional or alternative methods.

         2.2 Standardized Method of Bioanalytical Testing. PharmaKinetics and Cephac shall cooperate with each other to evaluate the costs and benefits of developing a standardized method of bioanalytical testing in order to facilitate the exchange of technology hereunder.

         2.3 LIMS System. PharmaKinetics and Cephac shall provide each other with information regarding their respective requirements for a LIMS computer software system and information regarding such systems obtained from vendors, and shall evaluate the costs and benefits of developing a compatible system.

SECTION 3         MISCELLANEOUS.

         3.1 Confidentiality. Neither party or its employees or agents shall disclose to any third party any information regarding the methods for bioanalytical testing exchanged hereunder or any other proprietary or confidential information of the other party obtained in connection with the transfer of such methods or the other transactions contemplated by this Agreement, and each party shall take all precautions reasonably necessary to prevent such disclosure.

         3.2 Good Faith Negotiations. PharmaKinetics and Cephac recognize that the costs and benefits associated with exchanging the methods for bioanalytical testing and undertaking the other projects set forth in this Agreement are difficult to ascertain. PharmaKinetics and Cephac agree to renegotiate the terms of this Agreement in good faith if such costs and benefits vary substantially from


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expectations. For example, if a 2% license fee is inadequate to cover the costs associated with transferring a particular method within a reasonable period of time, PharmaKinetics and Cephac shall negotiate to reach agreement with respect to an increased fee.

         3.3 Term and Termination. The initial term of this Agreement shall commence on the date hereof and shall continue until December 31, 1998. Following the initial term, this Agreement shall be renewed automatically for successive one year terms, provided that either party may terminate the Agreement effective as of the end of the then current term by providing written notice of termination at least 30 days prior to the termination date.

         3.4 Indemnification. Each party (hereafter, the "Indemnifying Party") shall indemnify and hold harmless the other party and its successors and assigns (hereafter, the "Indemnified Party") against any and all liability whatsoever that the Indemnified Party may sustain arising out of or based upon any claim or assertion by a third party that the Indemnifying Party does not own or have the right to exchange a method of bioanalytical testing provided to the Indemnified Party pursuant to this Agreement. The Indemnifying Party shall not be liable for profits that are not realized by the Indemnified Party as the result of any such claim or assertion.

         3.5 Covenant of Aster (bullet) Cephac. Aster (bullet) Cephac covenants and agrees that it shall take no action that would limit or restrict the ability of Cephac to fulfill, or would render Cephac unable to fulfill, its obligations under this Agreement. Aster (bullet) Cephac further covenants and agrees that it shall pay to PharmaKinetics any fees due to PharmaKinetics under Section 1.3 of this Agreement and not paid when due by Cephac.

         3.6 Assignment. This Agreement shall not be assigned by either party without the written consent of the other.

         3.7 Counterparts. Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.

                                            PHARMAKINETICS LABORATORIES, INC.

                                            By:      /s/ James K. Leslie
                                                 _____________________________
                                                     James K. Leslie
                                                     President


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                                     CEPHAC S.A.

                                     By:      /s/ John J. Thebeault
                                          _____________________________
                                              John J. Thebeault
                                              President

                                     ASTER (bullet) CEPHAC S.A.

                                     By:      /s/ John J. Thebeault
                                          _____________________________
                                              John J. Thebeault
                                              Chief Executive and President


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